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                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated March 13, 1998, accompanying the financial statements of Midland Resources, Inc. and Subsidiaries contained in the Registration Statement and Proxy Statement/Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Proxy Statement/Prospectus, and to the use of our name as it appears under the caption "Experts."


/s/ Grant Thornton LLP
GRANT THORNTON LLP



Houston, Texas

January 12, 2000